School Specialty®

Fiscal Year 2016
Q4 and Year-End Update
2017 Outlook



March 15, 2017

Fiscal Year 2016 – CEO Commentary

School Specialty

"We closed out 2016 strong and I'm pleased with what our team accomplished. In FY16, we grew revenues by 3%, lowered our SG&A by over 4% while continuing to invest in our business, and generated a $21.4 million improvement in operating income. Adjusted EBITDA for the fiscal year grew by 13.5%, free cash flow was strong and we continue to deleverage our balance sheet.

"While accommodating growth and driving cost reductions, our operational performance has been exceptional and our Fulfillment Centers and support departments continue to deliver for our customers. As we enter the new fiscal year, our team remains laser-focused on strengthening our product assortment, deploying our innovative team-based sales model, and generating new revenue in existing categories and markets, as well as the new areas we have been developing. Operationally, we continue to build Process Excellence into everything we do and it is having an impact; this is who we are, this is the culture we continue to build, evolve and embrace and it will never cease. We delivered on our plan in 2016 and energetically enter fiscal 2017 with a stronger foundation in place to drive shareholder value."

"While our guidance calls for revenue growth in excess of 2%, with our new team-selling model we have the potential to exceed this with any material upticks in our base business and from the new markets and categories, such as Healthcare and Safety & Security. Overall, we believe we're well positioned in the market, expanding our reach and winning share."

- Joe Yorio, President and Chief Executive Officer

Fiscal Year 2016 – Fourth Quarter Financial Review

School Specialty

- **Revenue of $115.2 million vs. $105.6 million, up $9.6 million or 9.1%.**
  - Both Distribution and Curriculum segment revenue grew YOY in Q4, up 10.4% and 2.8% respectively.
  - Q4 2016 Revenue benefited from a 53rd week, which contributed approximately $4.0M in incremental sales primarily within the Distribution segment.

- **Gross margins of 32.4% vs. 33.3%, a decrease of 90 basis points ("bps").**
  - Distribution segment margins of 30.7% vs. 30.4%, modestly higher than prior year; gross margins for the majority of product categories increased YOY, partially offset by a modest decline in the Supplies category.
  - Curriculum segment margins of 41.6 % vs. 48.1%, a decrease of 650 bps; decline related to incremental product development amortization expense recognized in the quarter ($1.0 million, or 570 bps impact), with a shift in product mix driving the balance of the decrease.

- **Selling, general and administrative (SG&A) expenses of $50.3 million vs. $54.0 million, an improvement of $3.8 million or 7.0%.**
  - FY16 4th quarter includes 14 weeks versus 13 weeks in FY15 4th quarter (approximately $1.5 million of incremental payroll).
  - Lower depreciation and amortization (down $1.5 million) and compensation and benefit expenses (down $3.8 million), offset by higher transportation costs due to volume (up $0.8 million) and YOY increases in sales and marketing expenses (up $0.5 million) and catalog expenses (up $1.0 million) recognized in the quarter. As a % of revenue, SG&A decreased from 51.2% to 43.6%.

- **Operating loss of $14.0 million vs. operating loss of $19.4 million, an improvement of $5.4 million, or 27.7%.**

- **Net loss of $13.8 million vs. a net loss of $22.7 million, an improvement of $8.8 million, or 38.9%.**

- **Adjusted EBITDA loss of $5.6 million vs. Adjusted EBITDA loss of $10.9 million, an improvement of $5.3 million or 48.5%.**

Fiscal Year 2016 – Fourth Quarter Revenue Review

($ amounts in thousands)	2016 4Q	2015 4Q	Change	% Change
Supplies	$ 42,503	$ 39,787	$ 2,716	6.8%
Furniture	42,570	35,302	7,268	20.6%
Instructional Solutions	6,730	6,352	378	6.0%
AV Tech	4,343	4,846	(503)	-10.4%
Agendas	551	1,052	(501)	-47.6%
Freight Revenue	1,542	1,186	356	30.0%
Customer Allowances / Discounts	(1,043)	(460)	(583)	126.7%
Total Distribution Revenues	**$ 97,196**	**$ 88,065**	**$ 9,131**	**10.4%**
Science	13,167	13,583	(416)	-3.1%
Reading	4,807	3,909	898	23.0%
Total Curriculum Revenues	**$ 17,974**	**$ 17,492**	**$ 482**	**2.8%**
Total Consolidated Revenues	**$ 115,170**	**$ 105,557**	**$ 9,613**	**9.1%**

***Distribution segment revenues* of $97.2 million versus $88.1 million, an improvement of $9.1 million or 10.4%.**

- ***Supplies*** category revenue increased $2.7 million or 6.8%; Art Supplies led the category and e-tail channel partner growth continued to strengthen Q4 seasonally.
- ***Furniture*** category revenue increased $7.3 million, or 20.6%; as noted in Q3, strong overall demand and a timing shift into Q4 as expected.
- ***Instructional Solutions*** category revenue increased $0.4 million or 6.0%; efforts in Early Learning and Special needs drove growth.
- ***A/V Tech*** category declined $0.5 million or 10.4%; decline anticipated due to higher PY volume related to Common Core assessments.
- ***Agendas*** category declined $0.5 million or 47.6%; category was not expected to generate material revenue in the fourth quarter.

***Curriculum segment revenues* of $18.0 million vs. $17.5 million, an increase of $0.5 million or 2.8%.**

- ***Science*** category revenues decreased $0.4 million, or 3.1%, due to timing of large orders which fueled the order strength through Q3 (up 17.6%), internal expectations were for a softer Q4.
- ***Reading*** category revenues increased $0.9 million, or 23.0%; product enhancements and sales organizational changes had a positive impact.

Fiscal Year 2016 – YTD Financial Review

School Specialty

- **Revenue of $656.3 million vs. $637.5 million, up $18.9 million or 3.0%.**
  - Both Distribution and Curriculum segment revenue grew YOY, up 1.6% and 10.8% respectively.
  - Momentum building; back-to-back overall revenue growth for the first time in eight years.
  - 5 of 7 major product categories experienced YOY growth compared to 2 of 7 in 2015.

- **Gross margins of 36.6% vs. 36.5%, an increase of 10 bps**
  - Distribution segment margins of 33.7% vs. 34.4%, down 70 bps due to product mix shift and higher volume of orders placed through strategic purchasing and co-operative agreements (*more aggressively priced, but conduits for growth*), and higher e-tail sales (*slightly lower gross margins, which is offset by lower cost to serve*).
  - Curriculum segment margins of 51.4 % vs. 48.1%, an increase of 330 bps due to lower product development amortization and higher product margins associated with new Science offerings (partially offset by product mix shift toward Science within segment).

- **SG&A expenses of $215.2 million vs. $224.9 million, expense reduction of $9.7 million, or 4.3%.**
  - Lower D&A expense (*down $4.5 million*); a reduction in overall compensation and benefit costs (*down $3.5 million despite additional week of payroll in FY 16*); lower restructuring related costs in SG&A (*down $2.8 million*) and the impact of a foreign currency gain in 2016 vs. a loss in 2015 (*net positive impact $1.9 million*) were key contributors to YOY improvement.
  - Partially offsetting expense reductions were: investments in non-wage and catalog related Marketing & Selling activities (*increased by $1.9 million*); an increase in net catalog costs (*$0.7 million higher*); and higher outbound transportation costs (*up $0.6 million, commensurate with volume increase*).
  - As a % of revenue, SG&A decreased from 35.3% to 32.8% indicative of increasing operating leverage.

- **Operating income of $23.0 million compared to $1.6 million in 2015, an improvement of $21.4 million.**

- **Net income of $14.8 million compared to a net loss of $19.6 million, an improvement of $34.3 million.**
  - 2016 includes a $9.1 million gain on the sale of an unconsolidated affiliate.

- **Adjusted EBITDA of $51.1 million vs. Adjusted EBITDA of $45.0 million, an improvement of $6.1 million or 13.5%.**

Fiscal Year 2016 – YTD Revenue Review

($ amounts in thousands)	CY2016	CY2015	Change	% Change
Supplies	$ 272,661	$ 267,158	$ 5,503	2.1%
Furniture	183,213	169,812	13,401	7.9%
Instructional Solutions	32,969	32,937	32	0.1%
AV Tech	18,023	22,702	(4,679)	-20.6%
Agendas	41,127	45,612	(4,485)	-9.8%
Freight Revenue	8,584	8,402	182	2.2%
Customer Allowances / Discounts	(5,706)	(4,316)	(1,390)	32.2%
Total Distribution Revenues	$ 550,871	$ 542,307	$ 8,564	1.6%
Science	80,147	70,540	9,607	13.6%
Reading	25,304	24,617	687	2.8%
Total Curriculum Revenues	$ 105,451	$ 95,157	$ 10,294	10.8%
Total Consolidated Revenues	$ 656,322	$ 637,464	$ 18,858	3.0%

Curriculum segment revenues **of $105.5 million vs. $95.2 million, an increase of $10.3 million or 10.8%.**

- ***Science*** category revenues increased $9.6 million or 13.6%. Strong performance driven by success in WV, SC and AL state adoptions; continued momentum with FOSS Next Gen elementary and middle school curriculum.
- ***Reading*** category revenues increased $0.7 million, or 2.8%. Product enhancements and sales structure changes reversed PY YOY declines. Success attributed to enhanced Spire family of products, including the launch of iSpire, which, along with Wordly Wise Digital, is expected to drive growth in 2017.

Distribution segment revenues **of $550.9 million versus $542.3 million, an improvement of $8.6 million or 1.6%.**

- ***Supplies*** category revenue increased $5.5 million or 2.1%. Success attributed to improving sales force effectiveness, momentum with e-tail partners, strong positions with regional and national buying cooperatives, and product category strength in Art and Paper, among others. *First year of overall Supplies category growth in five years.*
- ***Furniture*** category revenue increased $13.4 million, or 7.9%. Over the past two years, Furniture has grown 28% and our proprietary lines have increased over 36%. Proprietary classroom furniture (*Classroom Select*) and early learning environment products (*Childcraft*) continued to show strength.
- ***Instructional Solutions*** category revenue increased modestly (0.1%). Early Learning and Special Needs product categories were up YOY 1.3% and 16.0%, respectively. The balance of the category, other instructional and teacher resources, has lacked innovation and focus and is in the process of being re-vamped.
- ***A/V Tech*** category declined $4.7 million or 20.6% (decline anticipated due to higher PY volume related to Common Core assessments). Improvements to the offering, pricing and sales structure/strategy in place for FY17; goal to lessen decline and ultimately stabilize and grow.
- ***Agendas*** category declined $4.5 million, or 9.8%. Performance slightly lower than expected; customers continue to shift to lower priced planners and market is experiencing overall declines. Based on changes that have been made for the 2017 selling season, rate of decline is expected to lessen.

Consolidated Combined Statement of Operations

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended December 31, 2016	Three Months Ended December 26, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 26, 2015
Revenues	$ 115,170	$ 105,557	$ 656,322	$ 637,464
Cost of revenues	77,864	70,370	416,394	405,123
Gross profit	37,306	35,187	239,928	232,341
Selling, general and administrative expenses	50,250	54,004	215,227	224,937
Facility exit costs and restructuring	1,098	599	1,740	3,117
Impairment charges	-	-	-	2,714
Operating income (loss)	(14,042)	(19,416)	22,961	1,573
Other expense:				
Interest expense	4,349	4,429	17,682	18,838
Early termination of long-term indebtedness	-	-	-	200
(Gain) on sale of unconsolidated affiliate	(88)	-	(9,178)	-
Loss on early extinguishment of debt	-	-	-	877
Change in fair value of interest rate swap	-	(84)	(271)	(125)
Income (loss) before provision for income taxes	(18,303)	(23,761)	14,728	(18,217)
Provision for (benefit from) income taxes	(4,461)	(1,111)	(36)	1,348
Net income (loss)	$ (13,842)	$ (22,650)	$ 14,764	$ (19,565)
Weighted average shares outstanding:				
Basic	1,000	1,000	1,000	1,000
Diluted	1,000	1,000	1,000	1,000
Net Loss per Share:				
Basic	$ (13.84)	$ (22.65)	$ 14.76	$ (19.57)
Diluted	$ (13.84)	$ (22.65)	$ 14.76	$ (19.57)

Adjusted EBITDA Comparisons

SCHOOL SPECIALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands)

	Three Months Ended December 31, 2016	Three Months Ended December 26, 2015	Twelve Months Ended December 31, 2016	Twelve Months Ended December 26, 2015
Adjusted Earnings before interest, taxes, depreciation, amortization, bankruptcy-related costs, restructuring and impairment charges (EBITDA) reconciliation:				
Net income (loss)	$ (13,842)	$ (22,650)	$ 14,764	$ (19,565)
Provision for (benefit from) income taxes	(4,461)	(1,111)	(36)	1,348
Restructuring costs	1,098	599	1,740	3,117
Restructuring-related costs incl in SG&A/COGS	1,299	1,590	3,442	6,397
Gain on sale of unconsolidated affiliate	(88)	-	(9,178)	-
Change in fair value of interest rate swap	-	(84)	(271)	(125)
Loss on early extinguishment of debt	-	-	-	878
Early termination fee	-	-	-	200
Depreciation and amortization expense	3,149	4,649	13,863	18,610
Amortization of development costs	2,459	1,463	7,488	11,490
Impairment charges	-	-	-	2,714
Net interest expense	4,349	4,429	17,682	18,838
Stock-based compensation	449	261	1,615	1,135
Adjusted EBITDA	$ (5,588)	$ (10,854)	$ 51,109	$ 45,037

Balance Sheet Review



Consolidated Balance Sheet Comparison

SCHOOL SPECIALTY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Thousands)

	December 31, 2016	December 26, 2015
ASSETS		
Current assets:		
Cash and cash equivalents	$ 35,097	$ 12,865
Accounts receivable, less allowance for doubtful accounts of $1,159 and $1,077, respectively	61,713	58,370
Inventories, net	73,649	76,199
Deferred catalog costs	5,235	6,527
Prepaid expenses and other current assets	11,976	13,111
Refundable income taxes	728	9
Total current assets	$ 188,398	$ 167,081
Property, plant and equipment, net	28,684	27,127
Goodwill	21,588	21,588
Intangible assets, net	35,049	38,652
Development costs and other	13,703	19,321
Deferred taxes long-term	185	5
Investment in unconsolidated affiliate	-	715
Total assets	$ 287,607	$ 274,489

	December 31, 2016	December 26, 2015
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Current maturities - long-term debt	$ 5,493	$ 1,821
Accounts Payable	22,078	20,076
Accrued compensation	12,008	10,488
Deferred revenue	2,922	2,705
Other accrued liabilities	14,909	14,794
Total current liabilities	57,410	49,884
Long-term debt - less current maturities	131,994	142,438
Other liabilities	84	561
Total liabilities	189,488	192,883
Stockholders' equity:		
Common stock, $0.001 par value per share, 2,000,000 shares authorized; 1,000,004 shares outstanding	1	1
Capital in excess of par value	120,855	119,240
Accumulated other comprehensive loss	(1,784)	(1,919)
Retained earnings (accumulated deficit)	(20,953)	(35,716)
Total stockholders' equity	98,119	81,606
Total liabilities and stockholders' equity	$ 287,607	$ 274,489

Balance Sheet Review - Working Capital

School Specialty

($ amounts in millions)	March				June				September				December			
	2016	2015	2014	2013	2016	2015	2014	2013	2016	2015	2014	2013	2016	2015	2014	2013
Accounts Receivable	$ 51.4	$ 50.1	$ 50.0	$ 54.4	$ 78.7	$ 75.5	$ 76.8	$ 78.3	$ 172.1	$ 174.2	$ 165.1	$ 178.1	$ 61.7	$ 58.4	$ 61.0	$ 62.7
Inventories	$ 92.4	$ 87.8	$ 83.0	$ 100.8	$ 128.7	$ 131.0	$ 118.7	$ 133.7	$ 84.8	$ 89.0	$ 75.2	$ 73.3	$ 73.6	$ 76.2	$ 75.2	$ 70.8
Prepaid expense and other current assets	$ 12.7	$ 17.3	$ 14.5	$ 12.1	$ 24.5	$ 13.9	$ 18.5	$ 13.9	$ 13.2	$ 14.8	$ 17.5	$ 17.8	$ 12.0	$ 13.1	$ 16.6	$ 13.7
Accounts Payable	$ 39.8	$ 26.5	$ 27.9	$ 65.4	$ 62.0	$ 47.3	$ 46.2	$ 35.6	$ 44.0	$ 33.8	$ 31.1	$ 27.5	$ 22.1	$ 20.1	$ 22.1	$ 18.0
Net Working Capital	$ 111.2	$ 120.6	$ 111.7	$ 120.6	$ 145.4	$ 156.1	$ 149.2	$ 171.7	$ 189.7	$ 209.7	$ 199.0	$ 210.4	$ 101.4	$ 106.2	$ 120.1	$ 121.9

	March				June				Septembe				December			
	2016	2015	2014	2013	2016	2015	2014	2013	2016	2015	2014	2013	2016	2015	2014	2013
Days Sales Outstanding	50.0	49.8	50.0	52.0	49.1	48.7	48.8	50.5	51.9	53.0	50.5	53.5	52.5	50.3	61.0	62.1
Day Inventory on Hand	144.3	139.5	132.0	159.8	129.7	136.7	123.3	141.7	40.6	43.4	37.4	36.1	92.7	98.5	113.1	109.4
Days Payables Outstanding	62.2	42.2	44.4	105.8	62.5	49.3	48.0	37.7	21.1	16.5	15.5	13.6	27.8	26.0	33.3	27.8

Summary as of December 31, 2016

- Q4 Accounts receivable increased by $3.3 million; increase directly attributable to stronger December sales.
- Q4 Accounts payable increased by $2.0 million due primarily to timing of vendor payments, but also the results of ongoing efforts to effectively manage vendor terms.
- December 2016 Y/E inventory down $2.6 million, reflects improvements to the planning and execution of the in-season procurement process.
- Net working capital down YOY by $4.8 million, or 4.5%.

Over the past two years, net working capital has been reduced by $18.7 million, or 15.5%.

Balance Sheet Review - Debt

(amounts in thousands)	As of 12/31/16	As of 12/26/15
Cash and cash equivalents	$ 35,097	$ 12,865
ABL Facility, maturing in 2019	-	-
Term Loan, maturing in 2019	122,227	132,100
Total 1st Lien Debt	122,227	132,100
Deferred Cash Payment Obligations	20,026	18,608
Total Debt	142,253	150,708
Net Debt (Total Debt - Cash and CE)	107,156	137,843
Equity Market Capitalization	100,000	100,000
Enterprise Value	$ 207,156	$ 237,843
GAAP Total Debt Reconciliation:		
Total Debt from above	$ 142,253	$ 150,708
Term Loan Original Issue Discount	(1,377)	(1,859)
Unamortized Term Loan Debt Issue Costs	(3,389)	(4,590)
GAAP Total Debt	$ 137,487	$ 144,259

2016 Comments

- Strong operating performance in 2016 resulted in a $30.7 million or 22.3% YOY decrease in net debt.
- $0 balance on ABL Facility, with excess availability of $38.6 million as of December 31, 2016; off the ABL since November and expected to remain off until late March 2017.
- Gross balance on Term Loan was $122.2 million, a reduction of $9.9 million versus prior year.
  - Required Term Loan repayment of $8.1 million in August 2016 related to proceeds from sale of interest in an unconsolidated affiliate; excess cash flow repayment of $1.8 million made in March 2016.
  - Excess cash flow payment of $5.5 million is scheduled to be made in March 2017.
- Deferred cash payment obligations of $20.0 million; payable in December 2019.
  - Represents recovery for pre-petition creditors, inclusive of accrued interest associated with the settlement.
  - Amount payable at maturity (December 2019) expected to be approximately $24.0 million, representing principal plus accrued interest.

Total Debt is a non-GAAP measure provided to indicate the total cash repayment obligations associated with the Company's borrowings as of the balance sheet date.

Free Cash Flow Analysis

School Specialty

(amounts in thousands)	12 Months Ended December 31, 2016	December 26, 2015
Adjusted EBITDA	$ 51,109	$ 45,037
Capex	(11,816)	(8,829)
Prod Dev	(2,545)	(5,294)
Proceeds from sales	9,893	1,684
Unrealized FX (gain) loss	(1,091)	740
Other	(5,182)	(8,225)
Change in WC	4,601	13,351
Unleveraged free CF	$ 44,969	$ 38,464
Cash Interest	(13,753)	(15,336)
Taxes	(144)	(1,348)
Leveraged free CF	31,072	21,780
GAAP CF		
Operating	35,540	34,218
Investing	(4,468)	(12,439)
	31,072	21,779

2016 Comments

- FY16 Adjusted EBITDA improvement of $6.1 million or 13.5%.
- FY16 capex increased YOY by $3.0 million while PD investment decreased by $2.7 million. FY16 capex and product development investment came in $2.0 million below expectations due to both favorable spending variances and timing shifts.
- Working Capital continued to be a net source of cash for the year based on further reduction in Y/E inventory levels and a modest increase in payables.
- *Other* relates to restructuring related costs included in SG&A and facility exit and other restructuring costs reported as a separate line item in the financial statements. In 2016, *Other* included: $1.8 million of severance and transition pay; lease exit costs of $0.5 million; and $0.7 million of expenses related to the restructuring of a pre-2014 royalty agreement. Restructuring related expenses are expected to decline substantially in 2017.
- Lower debt levels drove a $1.6 million, or 10.3% decrease in cash interest. Unleveraged FCF improved by $6.5 million; Leveraged FCF improved by $9.3 million. Excluding the impact of the Carson-Dellosa sale, Leveraged FCF was $0.5 million less than PY.

Continued focus on improving FCF, while strategically investing in ROI-driven initiatives to grow the business and improve bottom-line performance.

Fiscal 2016 - Taxes

- **Fiscal 2016 tax benefit of $36k resulted in an effective income tax rate of -0.2%**
  - The effective income tax rate is lower than the statutory rate due to the utilization of deferred tax assets in the period, which sheltered all of the Company's financial statement income.
  - The significant deferred tax assets utilized in 2016 included: 1) tax amortization in excess of book amortization on intangible assets as the tax basis exceeded the financial statement basis; and 2) triggering a $5.1 million tax loss on the disposition of an unconsolidated affiliate (for which the tax basis was $14.3 million higher than the book basis).

- **We continue to carry a valuation allowance against substantially all of our remaining net deferred tax assets.**
  - The valuation allowance as of December 31, 2016 was $18.7 million; down from $26.4 million as of December 27, 2015.
  - The primary deferred tax assets that are expected to be realized over the next 3 years include: 1) $3.5 million of remaining deferred tax assets associated with intangible assets; and 2) $3.0 million of net operating loss carryforwards. The realization of these deferred tax assets will reduce both reported tax expense (as valuation allowances are reversed) and cash taxes.

- **Cash taxes for Fiscal 2016 were $249k; or 1.7%**
  - Cash taxes related entirely to state taxes

- **The cash tax rate is expected to increase to the statutory level (approximately 39% combined Federal and State) over the next four years.**
  - Cash taxes in 2017 are forecasted to be approximately 5% as a portion of the deferred tax assets are utilized; the cash tax rate is expected to increase to the low to mid 20% range in 2018 and to low 30% range in 2019.
  - By 2020, cash taxes are expected to approximate the statutory rate.

Note: The forward-looking cash tax rates are based on current tax regulations. Any changes to tax rates and/or tax regulations will impact the Company's estimates.

Fiscal 2016 Results Versus Recent Guidance

Metric	CY 15 Actual	FY 2016 Updated Guidance (Provided Q3)	FY16 Actuals	FY16 Results
Revenue	$637.5	Growth of 2.1% - 2.3% expected	$656.3	Up 3%, above expectations
Gross Margin %	36.4%	Anticipated to show 20-40 bps improvement	36.6%	Up 20 bps, within range of expectations
SG&A (excl. D&A)	$218.8	Expected to be down 2.5%	$215.2	Down 1.1%, below expectations
Adjusted EBITDA	$45.0	Expected to show 8.9% - 13.3% improvement	$51.1	13.5% improvement, above expectations
Leveraged FCF	$21.8	Forecasted to be $27.0 million - $29.0 million	$31.1	Above expectations

Revenue:

- FY16 revenue came in above guidance due to stronger than anticipated volume in December in Supplies, Furniture, Science and Reading.

Gross Margin:

- FY16 gross margin consistent with guidance; product category margins consistent with expectations.

SG&A:

- The reduction in SG&A was less than expected due to: 1) stronger performance triggering higher incentive compensation; 2) volume in Q4 being higher than anticipated (approximately 24% of SG&A is variable); and 3) higher professional fees relating to major IT projects in process.

Adjusted EBITDA:

- Higher revenues and better gross margins, partially offset by higher than expected SG&A. Net impact was favorable and resulted in a YOY increase in Adjusted EBITDA which exceeded high end of guidance.

Leveraged FCF:

- FCF was $2.1 million higher than the top end of the range due to favorable spending variance on CAPEX/PD, which came in $2.2 million lower than latest estimate. Working capital finished in-line with expectations.

School Specialty®

Fiscal 2017 Key Objectives



FY17 Key Objectives

School Specialty

- **Refinance Term Debt and Address Shareholder Liquidity**
  - Based on improved financial performance and favorable market conditions, we are working to refinance LT debt and lower cost of capital.
  - Goal is to structure new debt in a manner that provides flexibility to utilize existing debt capacity to pursue accretive strategic acquisitions or other actions that enhance shareholder value.
  - With the improvement plan and growth strategy taking shape, we are increasing efforts around potential activities that can impact liquidity in our stock, such as: an up-listing, investor road shows, conference participation, securing analyst coverage and executing a stock-split.
- **Build Momentum with Process Excellence Initiatives Underway**
  - In FY16 launched process to certify Green Belts and Black Belts throughout SSI.
  - Multiple Lean/Six Sigma projects underway across multiple areas of our business.
  - End goal – more efficient, lower-cost operations, which are scalable and enable bottom-line improvement and margin expansion.
- **Continue migration of IT System / Technology Platform**
  - Continued upgrades to key business applications and deployment of CRM; more effective use of SalesForce (OneForce) companywide.
  - Investments in eCommerce platform to improve customer experience and enable revenue growth.
  - Completion of new phone systems and automation throughout call centers.
  - Objective is to simplify IT footprint, standardize platforms and processes, and ultimately lower IT operating and capital expenditures.
- **Drive Successful Execution of our New "Team-Based Selling Model"**
  - Implemented in 2H of FY16; new alignment of goals/objectives, by geography, of territory managers, specialists and inside sales.
  - More effective and more frequent customer touchpoints to drive penetration of total SSI offering.
  - FY17 marks the first year of the full team selling model with new structure, compensation plans and KPIs.

FY17 Key Objectives (cont.)

- **Continue to Focus on Achieving Balanced Growth**
  - Supplies category strengthened in FY16 due to new sales leadership and execution, and increased emphasis on domain expertise.
  - Within Distribution segment, continued emphasis on Early Learning, Art, Physical Education, Special Needs, Safety & Security, etc.
  - Within Furniture, continue to build momentum with proprietary classroom furniture lines; leverage Projects by Design team to deliver full facility solutions bringing together proprietary and 3rd-party product lines.
  - Continue to drive new revenue opportunities in end-markets with demand for existing SSI offering (i.e. Healthcare, Youth Camps, Higher Education).

- **Implement New Strategies to Enhance Margins and Overall Bid Management**
  - Improve effectiveness of bid, list pricing and discounting strategies.
  - Strategies to manage mix – between categories and among brands (proprietary / 3rd-party) within categories.
  - Focus on improving innovation within product categories; both within proprietary offering and with 3rd-party supply partners.

- **Further the *21st Century Safe School* Initiative**
  - Key point of differentiation for SSI vs. the competition; products and solutions that cover nearly all key aspects of 21st Century Safe School.
  - Focus on being a solution provider, rather than purely a product distributor – team-based selling model is the enabler.
  - Approach brings together *Procurement Solutions, Classroom & Office Supplies, Furniture, Facility Safety & Security, Environment Specific Resources (i.e. Early Learning, Inclusion Enablement, Science, EdTech, etc.), and Instruction & Intervention* in a manner that no competitor can match.

Team-Based Selling – Our Vision for the Future

School Specialty



ART
Early Learning
PE Sales
Science
Premier
Supplemental Learning
F&E
Special Needs
AV Tech
Safety & Security
OneForce (CRM)
Outside
Customers
Inside
OneForce

Team Sell

A symbiotic relationship across categories sales teams to leverage brand and product solution strengths and success to increase account penetration and overall market share as **One** company.

OneForce Integration
Customer and Pipeline Management

Sales **Accountability**
Top and bottom line, team & individual

Collaborative Approach
Supporting others to drive market share

Market **Expertise**
Sales Specialist with category knowledge

Brand and Product strength
Recognized and diverse set of solutions

Optimal coverage model for customers and territories to drive growth and deepen customer relationship

Leverage and Promote our Proprietary Brands

School Specialty


School Specialty.
Childcraft
Sax
Abilitations
Sportime
Spark
Classroom direct
School Smart
Classroom Select
Royal
Projects by Design
Delta Education
cpo science
FOSS
Frey scientific
Educational Technology
ePS
Premier
SSI Guardian
SOAR life products

Powerful and innovative industry brands that our customers know and trust

School Specialty®

Fiscal 2017 Guidance



Fiscal 2017 Guidance

Metric	FY 16 Actual	FY 2017 Guidance
Revenue	$656.3	Revenue growth expected to be in the range of 2.1% - 2.8%; approximately $670M - $675M
GM (Excl. PD Amort.) %	37.7%	GM% (excl. PD amortization) anticipated to decline 110-140 bps based on mix and higher effective discounts
GM %	36.6%	GM% anticipated to decline 60-90 bps; PD amortization expense expected to be $3.4M lower in 2017
SG&A (excl. D&A)	$198.0	SG&A (excl. D&A) expected to decline approximately 1.75%, or $3.5M
D&A	$13.8	Expect modest $0.5 million decline in depreciation & amortization
SG&A	$211.8	Reported SG&A expected to be down approximately $4.0M
SG&A %	32.3%	SG&A expected to decline to approximately 31% of revenue as operating leverage continues to improve
Adjusted EBITDA	$51.1	Adjusted EBITDA expected to be in the range of $51 million - $54 million.
Leveraged FCF	$31.1	Forecast of approximately $20 million; PY reflected sale of an unconsolidated affiliate (+$9.8M); operating and working capital improvements in FY 17 offset by higher CAPEX and assumed effective tax rate of 5.0%.

- **Revenue** – *Distribution*: Stronger YOY growth in Supplies and Instructional Solutions and consistent growth in Furniture more than offset a flat year in AV Tech and continued modest declines in Agendas; net result is an expectation for approximately 4% growth in the Distribution Segment. An expectation for a pull-back in Science of approximately 10% - tied solely to less state Science adoptions occurring in 2017 - overshadows an expectation for an improving growth trajectory in the Reading business as new products and selling strategies take hold; *Curriculum* expected to be down ~7% before resuming YOY growth in 2018 and beyond.
- **Gross Margin** – *Distribution*: With growth in Supplies and Furniture and cumulative declines in AV Tech and Agendas, projected mix will have a negative impact on gross margins. Furthermore, expectations factor in a continued increase in the amount of business done through strategic purchasing cooperatives, which generally facilitate growth, but also carry higher discounts. *Curriculum*: Margins expected to increase within the Segment as Reading expected to represent a greater proportion of the Segment's overall revenue. At a product category level, both Science and Reading gross margin levels expected to improve; however, the majority of the improvement relates to decreased product development amortization expense with the balance tied to greater digital product sales.
- **SG&A** – With approximately 24% of SG&A variable (FC labor, commissions and transportation), achieving a net reduction in SG&A reflects an expectation that process improvement initiatives will more than offset volume and inflationary related increases.

Fiscal 2017 Outlook Reconciliation to Non-GAAP

- The Company's adjusted EBITDA and free cash outlook for FY17 are non-GAAP measures. Reconciliations of these non-GAAP measures to the nearest GAAP financial measures are presented in the following tables:

	Low End of Adjusted EBITDA Outlook	High End of Adjusted EBITDA Outlook
Operating income	$ 30.9	$ 32.9
Plus:		
Depreciation and amortization	17.3	17.3
Restructuring-related costs	1.0	2.0
Stock-based compensation expense	1.8	1.8
Adjusted EBITDA	$ 51.0	$ 54.0

	Free Cash Flow Outlook
Cash provided by operations	$ 39.0
Cash used in investing	(19.0)
Free cash flow	$ 20.0

Safe Harbor Statement / Non-GAAP Financial Information

Safe Harbor Statement

This presentation contains statements about School Specialty's future financial condition, results of operations, expectations, plans, or prospects, including the information under the headings "Fiscal 2017 Key Objectives" and "Fiscal 2017 Guidance", that constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "projects," "should," "targets" and/or similar expressions. These forward-looking statements are based on School Specialty's current estimates and assumptions as of the date of the information presented and as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty's Report on Form 10-K for the fiscal year December 31, 2016, which factors are incorporated herein by reference. Any forward-looking statement in this presentation speaks only as of the date in which it is made. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

Non-GAAP Financial Information

This presentation includes references to Adjusted EBITDA, Leveraged/Unleveraged Free Cash Flow and Total Debt, non-GAAP financial measures. Adjusted EBITDA represents net income adjusted for: provision for (benefit from) income taxes; restructuring costs; restructuring-related costs included in SG&A and COGS; gain on sale of unconsolidated affiliate; change in fair value of interest rate swap; loss on early extinguishment of debt; early termination fee; depreciation and amortization expense; amortization of development costs; impairment charges; net interest expense; and stock-based compensation. Unleveraged Free Cash Flow represents Adjusted EBITDA adjusted for: capital expenditures; product development expenditures; proceeds from asset sales; unrealized foreign exchange gains and losses; restructuring and other expenditures; and changes in working capital. Leveraged Free Cash Flow is Unleveraged Free Cash Flow adjusted for Cash Interest and Cash Taxes. Total Debt represents the cash repayment obligations associated with the Company's borrowings excluding unamortized debt issuance costs and original issue discounts.

The Company considers Adjusted EBITDA a relevant supplemental measure of its financial performance and Leveraged and Unleveraged Free Cash Flow a relevant supplemental measure of liquidity. The Company believes these non-GAAP financial results provide useful supplemental information for investors regarding trends and performance of our ongoing operations and are useful for year-over-year comparisons of such results. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company assesses its operating performance using both GAAP operating income and non-GAAP adjusted operating income in order to better isolate the impact of certain, material items that may not be comparable between periods. The Company believes that Leveraged/Unleveraged Free Cash Flow provides a meaningful measure of its ability to generate cash improvement liquidity. In addition, the Company believes it provides investors a useful basis for assessing the Company's ability to fund both its operating activities and reinvestments into the business, as well as service its debt, including debt repayments. The Company considers Total Debt a meaningful measure of the future cash obligations of the Company which is useful in assessing future liquidity needs.

In summary, we believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements.

Adjusted EBITDA does not represent, and should not be considered, an alternative to net income or operating income as determined by GAAP, and our calculation may not be comparable to similarly titled measures reported by other companies. Leveraged/Unleveraged Free Cash Flow does not represent, and should not be considered, an alternative to cash flow from operations. Total Debt should not be considered an alternative to Total Debt as determined by GAAP.

A reconciliation of: (i) Adjusted EBITDA to GAAP net income (loss) for the three, nine and twelve months ended December 31, 2016 and December 26, 2015; (ii) Leveraged/Unleveraged Free Cash Flow to Adjusted EBITDA for the twelve months ended December 31, 2016 and December 26, 2015; and (iii) Total Debt to GAAP Total Debt as of December 31, 2016 and December 26, 2015 is included in this Fiscal Year 2016 fourth quarter and year-end update dated March 14, 2017.

School Specialty

Investor Contacts:

Ryan M. Bohr
EVP & Chief Financial Officer
920-882-5868
Ryan.bohr@schoolspecialty.com

Glenn Wiener
Investor Relations
212-786-6011
gwiener@GWCco.com